SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2003

AVI BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Oregon	0-22613	93-0797222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

One S.W. Columbia, Suite 1105
Portland, OR 97258
(Address of principal executive offices)

(503) 227-0554
Registrant’s telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure.

The information set forth below pursuant to Item 12 shall also be deemed filed pursuant to Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 23, 2003 reporting confirmatory data supporting the Phase II clinical trial data on AVI BioPharma, Inc.’s (the “Company”) NeuGene® antisense drug Resten-NG®.

Item 12. Results of Operations and Financial Condition.

Company issued a press release on December 23, 2003, before the opening of trading in its Common Stock on the Nasdaq National Market System.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The Press Release December 23, 2003 reported confirmatory data supporting the Phase II clinical trial data on the Company’s NeuGene® antisense drug Resten-NG®.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on December 29, 2003.

AVI BioPharma, Inc.

By:	/s/ ALAN P.TIMMINS
Alan P. Timmins
President and Chief Operating Officer (Principal Operating Officer)